UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2026

SUNSHINE BIOPHARMA INC.

(Exact name of registrant as specified in its charter)

Colorado	001-41282	20-5566275
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

333 Las Olas Way, CU4 Suite 433

Fort Lauderdale, FL 33301

(Address of principal executive offices) (Zip Code)

(954) 330-6684

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered

Common Stock, par value $0.001	SBFM	The Nasdaq Stock Market LLC
Common Stock Purchase Warrants	SBFMW	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 8, 2026, Sunshine Biopharma Inc. (the “Company”) and the Company’s wholly-owned subsidiary, Nora Pharma Inc. (“Nora”) entered into an agreement of transaction and mutual release (the “Release Agreement”) with Malek Chamoun, the former president of Nora. Pursuant to the Release Agreement, the Company agreed to pay Mr. Chamoun CAD$1,500,000 (approximately US$1,058,565) in full and final settlement of a dispute between the parties.

The foregoing description of the Release Agreement is qualified by reference to the full text of the Release Agreement, which is filed as an exhibit to this report.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Release Agreement
104	Cover Page Interactive Data File (formatted in Inline XBRL).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 10, 2026	SUNSHINE BIOPHARMA INC.

By: /s/ Dr. Steve N. Slilaty
Name: Dr. Steve N. Slilaty Title: Chief Executive Officer

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